Exhibit 99.2

Travere Prices Upsized $475.0 Million Convertible Senior Notes Offering to Refinance 2029 Convertible Notes

2026-05-06

SAN DIEGO—(BUSINESS WIRE)—Travere Therapeutics, Inc. (Nasdaq: TVTX) today announced the pricing of its underwritten offering of $475.0 million aggregate principal amount of 0.50% convertible senior notes due 2032 (the “Notes”). The sale of the Notes is expected to close on May 11, 2026, subject to customary closing conditions. The aggregate principal amount of the offering was increased from the previously announced offering size of $400.0 million. Travere also granted the underwriters of the Notes a 30-day option to purchase up to an additional $50.0 million aggregate principal amount of Notes, solely to cover over-allotments. As described in more detail below, Travere intends to use a portion of the net proceeds from the offering to repurchase a portion of its currently outstanding convertible notes.

The Notes will be senior unsecured obligations of Travere and will accrue interest payable in cash semi-annually in arrears at a rate of 0.50% per annum. The Notes will mature on May 15, 2032, unless earlier repurchased, redeemed or converted. Prior to the close of business on the business day immediately preceding February 17, 2032, the Notes will be convertible at the option of the holders only upon the satisfaction of certain conditions. Thereafter, the Notes will be convertible at the option of the holders at any time until the close of business on the second scheduled trading day immediately before the maturity date. Upon conversion, Travere will pay or deliver, as the case may be, cash, shares of its common stock or a combination of cash and shares of its common stock, at its election. The initial conversion rate will be 15.4078 shares per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $64.90 per share), subject to adjustment upon the occurrence of specified events. If a “make-whole fundamental change” (as defined in the indenture for the Notes) occurs, then Travere will in certain circumstances increase the conversion rate for a specified period of time.

Travere estimates that the net proceeds from the offering will be approximately $460.0 million (or approximately $508.5 million if the underwriters fully exercise their over-allotment option), after deducting the underwriters’ discounts and commissions and estimated offering expenses payable by Travere.

Travere intends to use approximately $350.9 million of the net proceeds from the offering to repurchase approximately $221.4 million aggregate principal amount of its outstanding 2.25% senior convertible notes due 2029 (the “2029 Notes”) for cash, including accrued and unpaid interest, pursuant to the concurrent note repurchase transactions described below. Travere intends to use the remaining net proceeds from the offering for general corporate purposes, which may include commercialization expenses, clinical trial and other research and development expenses, capital expenditures, working capital and general and administrative expenses.

Travere may not redeem the Notes at its option at any time before May 21, 2029. The Notes will be redeemable, in whole or in part (subject to the partial redemption limitation in the indenture for the Notes), at Travere’s option at any time, and from time to time, on a redemption date on or after May 21, 2029 and, in the case of any partial redemption, on or before the 30th scheduled trading day immediately before the maturity date, at a cash redemption price equal to the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, but only if the last reported sale price per share of Travere’s common stock exceeds 130% of the conversion price on (1) each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date Travere sends the related redemption notice; and (2) the trading day immediately before the date Travere sends such notice. In addition, calling any Note for redemption will constitute a make-whole fundamental change with respect to that Note, in which case the conversion rate applicable to the conversion of that Note will be increased in certain circumstances if it is converted after it is called for redemption.

If a “fundamental change” (as defined in the indenture for the Notes) occurs, then, subject to certain exceptions, noteholders may require Travere to repurchase their Notes at a cash repurchase price equal to the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date.

Concurrently with the pricing of the notes in the offering, Travere entered into separate and individually negotiated transactions with certain holders of the 2029 Notes to repurchase for cash approximately $221.4 million in aggregate principal amount of the 2029 Notes on terms negotiated with each holder (each, a “concurrent note repurchase transaction”). This press release is not an offer to repurchase the 2029 Notes, and the offering of the Notes is not contingent upon the repurchase of any of the 2029 Notes.

In connection with any repurchase of the 2029 Notes, Travere expects that holders of the 2029 Notes who agree to have their 2029 Notes repurchased and who have hedged their equity price risk with respect to such 2029 Notes (the “hedged holders”) will, concurrently with the pricing of the Notes, unwind their hedge positions by buying Travere’s common stock and/or entering into or unwinding various derivative transactions with respect to Travere’s common stock. The amount of Travere’s common stock to be purchased by the hedged holders may be substantial in relation to the historical average daily trading volume of Travere’s common stock. This activity by the hedged holders may increase the effective conversion price of the Notes. Travere cannot predict the magnitude of such market activity or the overall effect it will have on the price of the Notes or Travere’s common stock.

J.P. Morgan, Jefferies, and Leerink Partners are acting as joint book-running managers for the offering. Guggenheim Securities is acting as lead manager for the offering.

The offering of the Notes has been registered under the Securities Act of 1933, as amended. For additional information relating to the offering, Travere refers you to its Registration Statement on Form S-3, which Travere filed with the Securities and Exchange Commission (the “SEC”) on August 1, 2024 and which became immediately effective on the same date. A preliminary prospectus supplement and accompanying prospectus relating to the offering has been filed with the SEC and is available on the SEC’s website at http://www.sec.gov. Copies of the preliminary prospectus supplement (and, when available, the final prospectus supplement) and the accompanying prospectus relating to the offering may be obtained from J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717,

or by email at prospectus-eq_fi@jpmchase.com and postsalemanualrequests@broadridge.com; Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, New York, New York 10022, by telephone at (877) 821-7388 or by email at Prospectus_Department@Jefferies.com; or Leerink Partners LLC, Attention: Syndicate Department, 53 State Street, 40th Floor, Boston, Massachusetts 02109, or by telephone at (800) 808-7525 ext. 6105, or by email at syndicate@leerink.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the Notes or any shares issuable upon conversion of the Notes, nor shall there be any sale of the Notes or such shares, in any state or jurisdiction in which such offer, solicitation or sale would be unlawful. The offering of these securities will be made only by means of the prospectus supplement and the accompanying prospectus.

About Travere Therapeutics

At Travere Therapeutics, we are in rare for life. We are a biopharmaceutical company that comes together every day to help patients, families and caregivers of all backgrounds as they navigate life with a rare disease. On this path, we know the need for treatment options is urgent – that is why our global team works with the rare disease community to identify, develop and deliver life-changing therapies. In pursuit of this mission, we continuously seek to understand the diverse perspectives of rare patients and to courageously forge new paths to make a difference in their lives and provide hope – today and tomorrow.

Forward-Looking Statements

In addition to historical facts, this press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995 that involve a number of risks and uncertainties. Without limiting the foregoing, these statements are often identified by the words “may”, “might”, “believes”, “thinks”, “anticipates”, “plans”, “expects”, “intends” or similar expressions. Such forward-looking statements include, among others, statements relating to Travere’s expectations regarding the completion of its proposed offering and the concurrent note repurchase transactions, the expected net proceeds from the offering and the use of such proceeds, and Travere’s expectations regarding the actions of the hedged holders. Among the factors that could cause actual results to differ materially from those indicated in the forward-looking statements are risks and uncertainties associated with market conditions, the satisfaction of closing conditions related to the offering, and risks related to the application of the net proceeds, if any, from the offering, as well as risks and uncertainties associated with Travere’s business and finances in general, and the other risks described in Travere’s annual report on Form 10-K for the year ended December 31, 2025 and most recent quarterly report on Form 10-Q, which are on file with the SEC. You are cautioned not to place undue reliance on these forward-looking statements as there are important factors that could cause actual results to differ materially from those in forward-looking statements, many of which are beyond Travere’s control. Travere undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

Investors:

888-969-7879

IR@travere.com